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                                                                       EXHIBIT 5

                     [WILLKIE FARR & GALLAGHER LETTERHEAD]

January 15, 1997

Fine Host Corporation
3 Greenwich Office Park
Greenwich, Connecticut 06831

Re: Public Offering of Common Stock
   of Fine Host Corporation

Ladies and Gentlemen:

    We have acted as counsel to Fine Host Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") relating to the offer and sale (the "Offering") of up to 2,300,000 shares of the Common Stock of the Company, par value $.01 per share, including 300,000 shares of Common Stock which are subject to the underwriters' over-allotment option (the "Shares").

    We have examined copies of the Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

    In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

    Based on the foregoing, we are of the opinion that (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and (ii) the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be duly authorized and validly issued and will be fully paid and non-assessable.

    We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement, (ii) the incorporation by reference of this opinion in an abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the Offering, to register additional shares of Common Stock in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Registration Statement and (iii) the reference to us in the Prospectus included as part of the Registration Statement.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER
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